UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 15, 2022

Harmony Energy Technologies Corp

(Exact name of Registrant as specified in its charter)

Delaware	000-56380	83-2756695
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

165 Broadway FL 23

New York, New York 10006

(Address of principal executive offices and zip code)

647-567-5599

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Exchange Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered under Section 12(g) of the Exchange Act:

Common Stock, par value $0.0001 per share

(Title of class)

Harmony Energy Technologies Corp is referred herein as “we”, “our”, or “us”.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Nick Zeng terminated as a Chairman, President and Chief Executive Officer

Further to the Company’s Current Report on Form 8-K filed on November 14, 2022, Nick Zeng, Chairman, President and Chief Executive Officer, has passed away after short battle with cancer.

Appointment of new chairman, President and Chief Executive Officer

The Company announce that current board member, Mr. Christian Guilbaud was elected as Chairman of the Company. And current board member, Mr. Kenneth Charles Grainger was appointed as interim President and Chief Executive Officer.

A copy of the Company’s press release announcing Mr. Nick Zeng’s pass away and the appointment of new Chairman, President and CEO is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit Number

99.1	Harmony Mourns Passing of CEO Nick Zeng and Appoints Chairman, Interim President and CEO
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harmony Energy Technologies Corp

Date: November 15, 2022	By:	/s/ Kenneth Charles Grainger
Kenneth Charles Grainger
Interim President & Chief Executive Officer